SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 17, 1996
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                        INTEGRATED HEALTH SERVICES, INC.
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             (Exact name of registrant as specified in its charter)

           Delaware                    1-12306                23-2428312
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(State or other jurisdiction        (Commission          (IRS Employer
        Of corporation)             File Number)         Identification No.)

10065 Red Run Boulevard, Owings Mills, Maryland               21117
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(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code: (410) 998-8400
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                                 Not Applicable
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          (Former name or former address, if changed since last report)

ITEM 2.        ACQUISITION OR DISPOSITION OF ASSETS

   On October 17, 1996, Integrated Health Services, Inc. ("the Company") acquired through merger First American Health Care of Georgia, Inc. ("First American"), a provider of home health services in 21 states, principally Alabama, California, Florida, Georgia, Michigan, Pennsylvania and Tennessee. The Company believes First American is the fourth largest (and largest privately-held) provider of home healthcare services in the United States.


   The purchase price for First American was $154.1 million in cash plus contingent payments of up to $155 million. The contingent payments will be paid as follows: $10 million for 1999; $40 million for 2000; $51 million for 2001; $39 million for 2002; and $15 million for 2003; provided that no contingent payment will be paid in respect of any year in which the percentage increase in the seasonally unadjusted Consumer Price Index for all Urban Consumers for the Medical Care expenditure category (the "Medical CPI") exceeds 8% unless in any subsequent year prior to 2004 the percentage increase in the Medical CPI is less than 8%; and provided further that the foregoing contingency shall immediately leave if legislation is enacted that changes the Medicare reimbursement methodology for home health services to a prospectively determined rate methodology, in whole or in part. The Company borrowed the cash purchase price paid at the closing under its $700 million revolving credit facility with Citibank, N.A., as Administrative Agent, and certain other lenders. $115 million of the $154.1 million paid at closing was paid to the Health Care Financing Administration ("HCFA") in settlement of claims by HCFA seeking repayment from First American of certain disallowed reimbursements under Medicare, which claims IHS believes relate to personal or corporate expenses, rather than care-related expenses (the "HCFA Claims"). The total settlement with HCFA was $255 million; the remaining $140 million will be paid from the contingent payments to the extent such payments become due. During the first quarter of 1996, the Company loaned $18.1 million to First American to fund certain of First American's pension and tax liabilities. The loan, which bore interest at a rate per annum equal to the prime rate plus 4% and was due December 31, 1996, was secured by a pledge of certain shares of First American stock owned by First American's principal stockholder.

   The resolution of the HCFA Claims will require a restatement of First American's financial statements. The HCFA Claims are substantial, and the restatement of First American's financial statements is likely to have a material adverse effect on First American's historical financial statements. As a result, the Company's pro forma results of operation reflecting the First American acquisition will be adversely affected, and such adverse effect could be material.

   The Company believes that the acquisition of First American will be an important component in the implementation of its post-acute healthcare system. First American, when combined with the Company's existing home healthcare operations, will give the Company a significant home healthcare presence in 24 states, many of which are the states the Company has targeted for its post-acute healthcare system. The Company believes that its expanded home healthcare network will assist it in meeting the desire of payors for one stop shopping, as well as offering capitated rates to managed care providers. Additionally, the Company expects that Medicare will implement a prospective payment system for home healthcare services in the next several years. Currently, Medicare provides reimbursement for home healthcare on a cost basis which includes a rate of return, subject to a cap. There is no reward for efficiency, provided that costs are below the cap. Under prospective pay as currently proposed, a healthcare provider would receive a predetermined rate for a given service. Providers with costs below the predetermined rate will be entitled to keep some or all of this difference. Under prospective pay, the efficient operator will be rewarded. Since the largest component of home healthcare costs is labor, which is basically fixed, the Company believes the differentiating factor in profitability will be administrative costs. A large provider, which the Company is as a result of the First American acquisition, should be able to achieve administrative efficiencies compared with the small providers which currently dominate the home healthcare industry, although there can be no assurance it will be able to do so. There can be no assurance that Medicare will implement a prospective payment system for home healthcare services in the next several years or at all.

ITEM 7.  FINANCIAL  STATEMENTS,  PRO FORMA  FINANCIAL  INFORMATION  AND
         EXHIBITS

     a.   FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

   It is impractible for the Company to provide the required financial information on the date this report is being filed. As a result, pursuant to Instruction (a)(4) of Item 7 to Form 8-K, the Company intends to file the required historical financial statements of First American within 60 days after the date this report was required to be filed.

     b.   PRO FORMA FINANCIAL INFORMATION.

   It is impractible for the Company to provide the required financial information on the date this report is being filed. As a result, pursuant to Instruction (b)(2) of Item 7 of Form 8-K, the Company intends to file the required pro forma financial information within 60 days after the date this report was required to be filed.

   c. EXHIBITS.

     2.01 Merger Agreement, dated as of February 21, 1996 among Integrated Health Services, Inc., IHS Acquisition XIV, Inc., and First American Health Care of Georgia, Inc. and its Principal Shareholders.


     2.02 Amendment to Merger Agreement, dated as of September 9, 1996, by and among Integrated Health Services, Inc., IHS Acquisition XIV, Inc., First American Health Care of Georgia, Inc., Robert J. Mills and Margie B. Mills.

                                   SIGNATURES
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         Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned thereunto duly authorized.

                                       INTEGRATED HEALTH SERVICES, INC.


Date: October 24, 1996                   By /s/  W. Bradley Bennett
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                                         Name: W. Bradley Bennett
                                         Title: Executive Vice President and
                                                Chief Accounting Officer